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                                                                       Exhibit 5

The B.F.Goodrich Company                         Nicholas J. Calise
3925 Embassy Parkway                             Vice President
Akron, Ohio 44333-1799                           Associate General Counsel
330-374-3778                                     and Secretary

Facsimile:
330-374-3456
                                  May 8, 1996


The B.F.Goodrich Company
3925 Embassy Parkway
Akron, Ohio 44333-1799

Dear Sirs:

I have examined the Registration Statement on Form S-3 being filed by The B.F.Goodrich Company (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of $150,000,000 principal amount of the Company's debt securities (the "Debt Securities") to be issued under an indenture (the "Indenture"), dated as of May 1, 1991, between the Company and Harris Trust and Savings Bank.

In my opinion, the Indenture under which the Debt Securities are to be issued has been duly authorized, executed and delivered, and when the issuance of the Debt Securities and approval of the final terms thereof have been duly authorized by appropriate corporate action and the Debt Securities have been duly executed, authenticated and delivered against payment therefor, the Debt Securities will be valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of the rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to myself under the captions "Validity of Debt Securities" and "Validity of the Notes" in the Registration Statement.

                                       Very truly yours,


                                       /s/ Nicholas J. Calise
                                       Nicholas J. Calise
NJC/cb